Exhibit 10.31(a)

AMENDMENT NUMBER ONE

to the

SECOND AMENDED AND RESTATED MASTER LOAN AND SECURITY AGREEMENT

Dated as of June 23, 2021,

among

OP SPE BORROWER PARENT, LLC,

OP SPE PHX1, LLC,

OP SPE TPA1, LLC

and

CITIBANK, N.A.

This AMENDMENT NUMBER ONE (this “Amendment Number One”) is made this 16th day of July, 2021 (the “Amendment Effective Date”), among OP SPE BORROWER PARENT, LLC (“Parent Borrower”), and OP SPE PHX1, LLC and OP SPE TPA1, LLC; (each, a “Borrower” and collectively with Parent Borrower, Borrowers”) and CITIBANK, N.A. (“Lender”), to the Second Amended and Restated Master Loan and Security Agreement, dated as of June 23, 2021, among Borrowers, Lender and Wells Fargo Bank, N.A. as calculation agent and paying agent, as such agreement may be amended from time to time (the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Borrowers and Lender have agreed to amend the Loan Agreement as more specifically set forth herein; and

WHEREAS, as of the date hereof, Borrowers represent to Lender that the Relevant Parties are in full compliance with all of the terms and conditions of the Loan Agreement and each other Loan Document and no Default or Event of Default has occurred and is continuing under the Loan Agreement or any other Loan Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Effective as of the Amendment Effective Date, the Loan Agreement is hereby amended as follows:

(a) Section 1.01 of the Loan Agreement is hereby amended by deleting the definitions of “Available Tenor”, “Benchmark”, “Benchmark Replacement Conforming Changes” “Benchmark Transition Event”, “Daily Simple SOFR”, “Early Opt-in Election”, “Floor”, “SOFR”, and “Term SOFR”, in each of their respective entirety and replacing them with the following, as applicable and in each case in the appropriate alphabetical order:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Loan Agreement as of such date.

“Benchmark” means, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 2.13, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof. Notwithstanding anything to the contrary herein, Lender shall have the sole discretion to re-set the Benchmark on a daily basis.

“Benchmark Replacement” means, for any Available Tenor:

(1) For purposes of clause (a) of Section 2.13, the first alternative set forth below that can be determined by Lender:

(a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration; provided, that if any Available Tenor of LIBOR does not correspond to an Available Tenor of Term SOFR, the Benchmark Replacement for such Available Tenor of LIBOR shall be the closest corresponding Available Tenor (based on tenor) for Term SOFR and if such Available Tenor of LIBOR corresponds equally to two Available Tenors of Term SOFR, the corresponding tenor of Term SOFR with the shorter duration shall be applied, or

(b) the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (a) of Section 2.13 (which spread adjustment, for the avoidance of doubt, shall be 0.11448% (11.448 basis points); and

(2) For purposes of clause (b) of Section 2.13, the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by Lender as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar- denominated syndicated or bilateral credit facilities at such time; provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Loan Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “LIBOR,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement”, the formula, methodology or convention for applying the successor Floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that Lender decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Loan Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence of one or more of the following events: a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Lender in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for bilateral business loans; provided, that if Lender decides that any such convention is not administratively feasible for Lender, then Lender may establish another convention in its reasonable discretion.

“Early Opt-in Election” means the occurrence of the following:

(1) a determination by Lender that at least five currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities in the U.S. syndicated or bilateral loan market at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such credit facilities are identified in the notice to Borrowers described in clause (2) below and are publicly available for review), and

(2) the joint election by Lender and Borrowers to trigger a fallback from LIBOR.

“Floor” has the meaning assigned to such term in the Pricing Side Letter.

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

(b) Section 1.01 of the Loan Agreement is hereby further amended by adding the following new definitions of “Early Opt-in Effective Date”, “Operating Company”, “Restricted Participant” and “USD LIBOR” in each case in the appropriate alphabetical order:

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to Borrowers.

“Operating Company” shall mean an entity that is primarily engaged, directly or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital.

“Restricted Participant” shall mean (i) an Operating Company, or (ii) a direct competitor of Borrowers and their affiliates set forth in a written notice delivered to Lender by a Relevant Party from time to time; provided that, in no event shall any bank or insurance company be a Restricted Participant without the prior written consent of Lender.

“USD LIBOR” means the London interbank offered rate for U.S. dollars.

(c) Section 1.03 of the Loan Agreement is hereby amended by deleting the second and third paragraph therein in its entirety and replacing them with the following:

Except where otherwise provided in this Loan Agreement, any determination, consent, approval, statement or certificate made or confirmed in writing with notice to Borrowers by Lender or an authorized officer of Lender provided for in this Loan Agreement is conclusive and binds the parties in the absence of manifest error. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing related to such agreement. Any Default or Event of Default hereunder shall be deemed to be continuing unless explicitly waived in writing by Lender in its sole and absolute discretion and once waived in writing by Lender shall be deemed to be not continuing, subject to and in accordance with the terms and conditions of any applicable waiver.

A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form or electronic readable form. Where Borrowers are required to provide any document to Lender under the terms of this Loan Agreement, the relevant document shall be provided in writing or printed form unless Lender requests otherwise. At the request of Lender, such document shall be provided in computer disk form, electronic readable form or both printed and computer disk or electronic readable form.

(d) Sections 2.04 and 2.08 of the Loan Agreement are each hereby amended by deleting the references to “LIBO Base Rate” and replacing them with “Benchmark.”

(e) Section 2 of the Loan Agreement is hereby amended by adding the following new Section 2.13 at the end of such Section 2 entitled “Benchmark Replacement Setting; Benchmark Replacement”:

2.13 Benchmark Replacement Setting; Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document:

(a) Replacing USD LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12- month USD LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Loan Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

If LIBOR has been replaced by a Benchmark Replacement pursuant to clause (a) of this Section 2.13 and (i) the applicable Benchmark Replacement on the effectiveness of such replacement was a Benchmark Replacement other than the Benchmark Replacement provided for in clause (1)(a) of the definition of Benchmark Replacement, (ii) subsequently, the Relevant Governmental Body recommends for use a forward-looking term rate based on SOFR and Borrower requests that Lender review the administrative feasibility of such recommended forward-looking term rate for purposes of this Loan Agreement and (iii) following such request from Borrower, Lender determines (in its sole discretion) that such forward looking term rate is administratively feasible for Lender, then Lender may (in its sole discretion) provide Borrowers with written notice that from and after a date identified in such notice the rate determined in accordance with clause (1)(a) of the definition of “Benchmark Replacement” shall replace the then current Benchmark for all purposes hereunder; provided, however, that such forward looking term rate shall be deemed to be the forward looking term rate referenced in the definition of “Term SOFR” for all purposes hereunder or under any Loan Document in respect of any Benchmark setting and any subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Loan Agreement or any other Loan Document. For the avoidance of doubt, if the circumstances described in the immediately preceding sentence shall occur, all applicable provisions set forth in this Section 2.13 shall apply with respect to such election of Lender as completely as if such forward-looking term rate was initially determined in accordance with clause (1)(a) of the definition of “Benchmark Replacement”, including, without limitation, the provisions set forth in clauses (c) and (f) of this Section 2.13.

(b) Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Borrowers without any amendment to this Loan Agreement or any other Loan Document, or further action or consent of Borrowers. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, Borrowers may revoke any request for a Transaction, conversion to or continuation of Transactions to be made, converted or continued that would bear interest by reference to such Benchmark until Borrowers’ receipt of notice from Lender that a Benchmark Replacement has replaced such Benchmark.

(c) Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Loan Agreement.

(d) Notices; Standards for Decisions and Determinations. Lender will promptly notify Borrowers of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. For the avoidance of doubt, any notice required to be delivered by Lender as set forth in this Section 2.13 may be provided, at the option of Lender (in its sole discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements any Benchmark Replacement or Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by Lender pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.13.

(e) Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then Lender may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) Lender may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(f) Disclaimer. Lender does not warrant or accept any responsibility for, and shall not have any liability with respect to (i) the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurodollar Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (ii) the composition or characteristics of any Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to LIBOR (or any other Benchmark) or have the same volume or liquidity as did LIBOR (or any other Benchmark), (iii) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by this Section 2.13 including, without limitation, whether or not a Benchmark Transition Event has occurred, the removal or lack thereof of unavailable or non-representative tenors, the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by Section 2.13(d) above or otherwise in accordance herewith, and (iv) the effect of any of the foregoing provisions of this Section 2.13.

(f) Section 14.05 of the Loan Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

14.05 Successors and Assigns. (a)(i) This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and (ii) each Participant (as defined below) and each Lender assignee shall be subject to the requirements set forth in the confidentiality agreement in the form of Exhibit E attached hereto. Lender may from time to time assign all or a portion of its rights and obligations under this Loan Agreement and the other Loan Documents to (a) any Affiliate of Lender, or (b) any other Person with prior written consent of Borrowers (such consent not to be unreasonably withheld or delayed); provided, that the foregoing shall not limit Lender’s ability to pledge or assign a security interest in all or any portion of its rights under this Loan Agreement to secure obligations of Lender pursuant to Section 14.05(c). Lender acknowledges and agrees that it shall be considered reasonable for a Borrower to withhold its consent in connection with any assignment to a competitor of such Borrower or any of its Affiliates. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, Lender shall be entitled to assign its rights and obligations under this Loan Agreement or issue one or more participation interests to any Person without the consent of Borrowers. Lender, acting solely for this purpose as an agent of Borrowers, shall maintain a register on which it enters the name and address of each Participant and each Lender assignee, and the principal amounts (and stated interest) of each Participant’s and each Lender assignee’s interest in the rights and obligations under this Loan Agreement and related Loan Documents (the “Register”). No assignment shall be effective unless recorded in the Register. The entries in the Register shall be conclusive absent manifest error, and Borrowers and their respective affiliates and Lender shall treat each person whose name is recorded in the Register as the owner of the related participation or assignment for purposes of this Loan Agreement. The Register shall be available for inspection by Borrowers, Lender and other parties hereto at any reasonable time and from time to time upon reasonable prior notice.

(b) Lender may, in accordance with applicable law, at any time, upon at least five (5) Business Days’ notice to the Borrowers, sell to one or more entities (“Participants”) participating interests in this Loan Agreement, its agreement to make Advances, or any other interest of Lender hereunder and under the other Loan Documents; provided that, unless an Event of Default has occurred and is continuing, Lender shall not issue one or more participation interests to a Restricted Participant without the prior written consent of Borrowers; provided further that Lender shall not be required to provide advance notice to Borrowers with respect to participating interests to the Federal Reserve Bank. In the event of any such sale by Lender of participating interests to a Participant, Lender’s obligations under this Loan Agreement to Borrowers shall remain unchanged, Lender shall remain solely responsible for the performance thereof and Borrowers shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Loan Agreement and the other Loan Documents. Each Borrower agrees that if amounts outstanding under this Loan Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Loan Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Loan Agreement; provided, that such Participant shall only be entitled to such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with Lender the proceeds thereof. For the avoidance of doubt, any amounts that are set-off pursuant to the foregoing shall pay, prepay, repay, discharge or otherwise satisfy the obligations owed to the applicable Participant and Lender by the Borrowers in an amount equal to the amount of such set-off.

(c) Lender may furnish any information concerning a Borrower or any of its Subsidiaries in the possession of Lender from time to time to assignees and Participants (including prospective assignees and Participants) only after notifying Borrowers in writing and securing signed confidentiality statements and only for the sole purpose of evaluating assignments or participations and for no other purpose. For the avoidance of doubt, no signed confidentiality statements shall be required in the event information concerning a Borrower or any of its Subsidiaries in the possession of Lender from time to time is furnished to the Federal Reserve Bank in connection with a repledge or rehypothecation or other financing of Advances to the Federal Reserve Bank.

(d) Each Borrower agrees to reasonably cooperate with Lender in connection with any such assignment and/or participation, to execute and deliver replacement notes, and to enter into such restatements of, and amendments, supplements and other modifications to, this Loan Agreement and the other Loan Documents in order to give effect to such assignment and/or participation, with any related expenses incurred by each Borrower prior to the continuance of an Event of Default to be paid by Lender.

(g) The Loan Agreement is hereby amended by adding the following new Section 14.26:

14.26 Erroneous Payments. (a)(i) If Lender notifies Borrower, Participant, assignee of any party hereto or other recipient that Lender has determined in its sole discretion that any funds received by such recipient from Lender or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such recipient (whether or not known to such recipient) (any such funds whether as a payment, prepayment or repayment of principal, interest, fees or other amounts; a distribution or otherwise; individually and collectively, a “Payment” and any such recipient, an “Unintended Recipient”) and demands the return of such Payment (or a portion thereof), such Unintended Recipient shall promptly, but in no event later than one Business Day thereafter, return to Lender the amount of any such Payment (or portion thereof) as to which such a demand was made, in immediately available funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Unintended Recipient to the date such amount is repaid to Lender in immediately available funds at the greater of the Pricing Rate and a rate determined by Lender in accordance with banking industry rules on interbank compensation from time to time in effect. Any Payment shall at all times remain the property of Lender and shall be held in trust by the applicable Unintended Recipient for the benefit of Lender until repaid to Lender pursuant to this Section 14.26(a)(i).

(ii) To the extent permitted by applicable law, neither Borrower nor any other party hereto (other than Lender) shall assert any right or claim to a Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Lender for the return of any Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(iii) A notice of Lender to any Unintended Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) If an Unintended Recipient receives a Payment from Lender (or any of its Affiliates)

(i) that is in a different amount than, or on a different date from, that specified in a notice of payment or calculation statement sent by Lender(or any of its Affiliates) with respect to such Payment (a “Payment Notice”),

(ii) that was not preceded or accompanied by a Payment Notice, or

(iii) that such Unintended Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) or any Payment is otherwise inconsistent with such recipient’s or market expectations, in each case, an error shall be presumed to have been made with respect to such Payment absent written confirmation from Lender to the contrary. Upon demand from Lender, such Unintended Recipient shall promptly, but in no event later than one Business Day thereafter, return to Lender the amount of any such Payment (or portion thereof) as to which such a demand was made.

(c) Borrowers hereby agree that the receipt by an Unintended Recipient of a Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed to such Unintended Recipient by Borrowers.

(d) Without prejudice to the survival of any other agreement of Borrower hereunder, the covenants and obligations of Borrower contained in this Section 14.26 shall survive the termination of this Loan Agreement, any assignment permitted hereunder, and/or the satisfaction and discharge of all Obligations (or any portion thereof) under any Loan Document.

SECTION 2. Effectiveness. This Amendment Number One shall become effective as of the date that Lender shall have received counterparts of this Amendment Number One duly executed by each of the parties hereto.

SECTION 3. Fees and Expenses. Borrowers jointly and severally agree to pay to Lender all reasonable out of pocket costs and expenses incurred by Lender in connection with this Amendment Number One (including all reasonable fees and out of pocket costs and expenses of Lender’s legal counsel) in accordance with Section 14.03 of the Loan Agreement.

SECTION 4. Representations. Borrowers hereby represent to Lender that as of the date hereof, the Relevant Parties are in full compliance with all of the terms and conditions of the Loan Agreement and each other Loan Document and no Default or Event of Default has occurred and is continuing under the Loan Agreement or any other Loan Document.

SECTION 5. Binding Effect; Governing Law. This Amendment Number One shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT NUMBER ONE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

SECTION 6. Counterparts. This Amendment Number One may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. The parties agree this Amendment Number One, any documents to be delivered pursuant to this Amendment Number One and any notices hereunder may be transmitted between them by e-mail and/or by facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files and signatures executed using third party electronic signature capture service providers, which comply with the Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state law based on the Uniform Electronic Transactions Act, shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

SECTION 7. Limited Effect. Except as amended hereby, the Loan Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number One need not be made in the Loan Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Loan Agreement, any reference in any of such items to the Loan Agreement being sufficient to refer to the Loan Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrowers and Lender have caused this Amendment Number One to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

OP SPE BORROWER PARENT, LLC, as Parent Borrower

By:	/s/ Michael Burnett

Name:	Michael Burnett
Title:	Chief Financial Officer

OP SPE PHX1, LLC as a Borrower

By:	/s/ Michael Burnett

Name:	Michael Burnett
Title:	Chief Financial Officer

OP SPE TPA1, LLC as a Borrower

By:	/s/ Michael Burnett

Name:	Michael Burnett
Title:	Chief Financial Officer

CITIBANK, N.A., as Lender

By:	/s/ Arunthathi Theivakumaran

Name:	Arunthathi Theivakumaran
Title:	Vice President